UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 20, 2016
John Bean Technologies Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street
Chicago, IL 60602
(Address of principal executive offices, including Zip Code)
(312) 861-5900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Forms 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 20, 2016, John Bean Technologies Corporation (the “Company”) and John Bean Technologies B.V. as borrowers (the “Borrowers”), the subsidiary guarantors signatory thereto, Wells Fargo Bank, National Association, as administrative agent and incremental Term-1 lender, and the other incremental Term-1 lenders signatory thereto entered into a third amendment (the “Third Amendment”) to the Credit Agreement dated as of February 10, 2015 (the “Credit Agreement”). Pursuant to the terms of the Third Amendment, certain lenders party to the Credit Agreement provided an incremental term loan (the “Incremental Term-1 Loan”) in an aggregate principal amount of $150,000,000 pursuant to the expansion option in the Credit Agreement. As a result, the Company has $100,000,000 of remaining availability under the expansion option to increase commitments or incur additional term loans, subject to lender participation.

The Incremental Term-1 Loan will bear interest on the same terms as the revolving loans under the Credit Agreement, except that (i) with respect to term loan borrowings designated by the Borrowers as “ABR Borrowings,” the Applicable Rate (as defined in the Credit Agreement) will be between 0.15% and 1.0% depending on the Company’s leverage ratio, and (ii) with respect to term loan borrowings designated by the applicable Borrower as “Eurocurrency Borrowings,” the Applicable Rate will be between 1.0% and 2.0% depending on the Company’s leverage ratio.

The Company is required to make mandatory prepayments, subject to certain exceptions, of the Incremental Term-1 Loan with: (i) 100% of the Net Cash Proceeds (as defined in the Third Amendment) of any issuance or other incurrence of indebtedness not otherwise permitted under the Credit Agreement and (ii) 100% of the Net Cash Proceeds of any sale or other disposition of assets pursuant to the general asset sale and sale leaseback transactions baskets in the Credit Agreement, subject to certain exceptions and thresholds. The Company is required to repay the Incremental Term-1 Loan in quarterly principal installments of $1,875,000 beginning on March 31, 2018. The Incremental Term-1 Loan will mature on February 10, 2020.

Except as otherwise specifically amended by the Third Amendment, all of the terms of the Credit Agreement remain the same.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John Bean Technologies Corporation

Date: October 24, 2016	By:	/s/ Megan J. Rattigan
	Name	Megan J. Rattigan
	Title	Vice President, Controller, and duly authorized officer